SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2005

DrugMax, Inc.

(Exact name of registrant as specified in its charter)

STATE OF NEVADA	1-15445	06-1283776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

312 Farmington Avenue

Farmington, CT 06032-1968

(Address of principal executive offices)

Registrant’s telephone number, including area code: (860) 676-1222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Pursuant to the merger agreement with Familymeds Group, Inc. and DrugMax, Inc., on June 7, 2005, DrugMax, Inc. entered into new employment agreements with Edgardo Mercadante, its Chief Executive Officer and Co-Chairman of the Board, Jugal Taneja, its Co-Chairman of the Board. Also on June 7, 2005, DrugMax, Inc. entered into a new employment agreement with James Searson, its Senior Vice President and Chief Financial Officer.

In accordance with the merger agreement between Familymeds Group, Inc. and DrugMax, Inc., Messrs. Mercadante’s and Taneja’s new employment agreements provide them with substantially identical compensation. The initial term of Mr. Mercadante’s agreement terminates on November 30, 2005, and is subject to successive, automatic one-year renewals, unless one party notifies the other of its desire not to renew the agreement. The agreement provides for an initial annual base salary of $346,466.12, plus bonuses as determined by the Board of Directors. The agreement also contains standard termination provisions for disability, for cause, and for good reason, and it also contains confidentiality and non-competition provisions that prohibit Mr. Mercadante from disclosing certain information belonging to DrugMax and from competing against DrugMax. If the employment agreement is terminated other than for cause prior to November 30, 2007, or if DrugMax fails to renew the agreement at least through November 30, 2007, DrugMax is required to continue to pay to Mr. Mercadante (or to his estate in the event of termination due to his death) his compensation and other benefits until November 30, 2007, subject to the terms of the agreement.

Similarly, the initial term of Mr. Taneja’s agreement terminates on November 30, 2005, and is subject to successive, automatic one-year renewals, unless one party notifies the other of its desire not to renew the agreement. The agreement provides for an initial annual base salary of $346,466.12, plus bonuses as determined by the Board of Directors. The agreement also contains standard termination provisions for disability, for cause, and for good reason, and it also contains confidentiality and non-competition provisions that prohibit Mr. Taneja from disclosing certain information belonging to DrugMax and from competing against DrugMax. If the employment agreement is terminated other than for cause prior to November 30, 2007, or if DrugMax fails to renew the agreement at least through November 30, 2007, DrugMax is required to continue to pay to Mr. Taneja (or to his estate in the event of termination due to his death) his compensation and other benefits until November 30, 2007, subject to the terms of the agreement.

Mr. Searson was appointed Senior Vice President and Chief Financial Officer on May 23, 2005. The initial term of Mr. Searson’s agreement terminates on May 23, 2006, and is subject to successive, automatic one-year renewals, provided that either party may terminate the agreement at any time by providing 90-days prior written notice. The agreement provides for an initial annual base salary of $250,000, plus bonuses as determined by the Board of Directors of up to 45% of his annual base compensation. The agreement also contains standard termination provisions for disability, for cause, and for good reason, and it also contains confidentiality provisions that prohibit Mr. Searson from disclosing certain information belonging to DrugMax. If DrugMax terminates the employment agreement other than for cause, death or disability prior to May 23, 2006, DrugMax is required to pay to Mr. Searson an amount equal to the monthly portion of his annual base compensation multiplied by the greater of 12 months or the number of months remaining on the term of the agreement.

The foregoing summaries are qualified in their entirety by reference to the employment agreements, all of which are attached hereto and incorporated herein by reference.

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Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibit Description
10.1	Employment Agreement between DrugMax, Inc. and Edgardo Mercadante.

10.2	Employment Agreement between DrugMax, Inc. and Jugal Taneja.

10.3	Employment Agreement between DrugMax, Inc. and James Searson.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

DRUGMAX, INC.

By:	/s/ Edgardo Mercadante
Edgardo Mercadante, Chief Executive Officer

Dated: June 13, 2005

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EXHIBIT INDEX

Exhibit Number	Exhibit Description
10.1	Employment Agreement between DrugMax, Inc. and Edgardo Mercadante.

10.2	Employment Agreement between DrugMax, Inc. and Jugal Taneja.

10.3	Employment Agreement between DrugMax, Inc. and James Searson.

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